      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1999

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                                   ENRON CORP.
             (Exact name of registrant as specified in its charter)

           OREGON                                             47-0255140
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)

                                1400 SMITH STREET
                              HOUSTON, TEXAS 77002
          (Address of principal executive offices, including zip code)

                                -----------------

                           ENRON CORP. 1994 STOCK PLAN
                            (Full title of the plan)

                                  Rex R. Rogers
                  Vice President and Associate General Counsel
                                   Enron Corp.
                                1400 Smith Street
                              Houston, Texas 77002
                     (Name and address of agent for service)

                                 (713) 853-3069
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE


====================================================================================================================
          Title of                   Amount         Proposed maximum       Proposed maximum
      securities to be                to be          offering price            aggregate             Amount of
         registered                registered         per share(1)         offering price(1)     Registration fee
====================================================================================================================
Common Stock,
no par value                      10,000,000             $77.125             $771,250,000            $214,408
                                   Shares(2)

====================================================================================================================

(1) Estimated solely for purpose of calculating the registration fee (based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange composite transactions reporting system on June 25, 1999.

(2) This Registration Statement shall also include any additional shares of Common Stock issuable pursuant to the antidilution provisions of the Plan.

This registration statement is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of Common Stock for sale under the Enron Corp. 1994 Stock Plan. The contents of the registrant's Form S-8 Registration Statement (No. 33-60821) relating to the same employee benefit plan are incorporated by reference in this registration statement.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         The following documents are filed as part of this registration statement, in accordance with General Instruction E to Form S-8:

EXHIBITS.

           *3.1   -        Amended and Restated Articles of Incorporation of
                           Enron Corp. (Annex E to the Proxy
                           Statement/Prospectus included in Enron Corp.'s
                           Registration Statement on Form S-4 - File No.
                           333-13791).

           *3.2   -        Articles of Merger of Enron Oregon Corp., an Oregon
                           corporation, and Enron Corp., a Delaware corporation
                           (Exhibit 3.02 to Post-Effective Amendment No. 1 to
                           Enron Corp.'s Registration Statement on Form S-3 -
                           File No. 33-60417).

           *3.3   -        Articles of Merger of Enron Corp., an Oregon
                           corporation, and Portland General Corporation, an Oregon corporation (Exhibit 3.03 to Post-Effective
                           Amendment No. 1 to Enron Corp.'s Registration
                           Statement on Form S-3 - File No. 33-60417).

           *3.4   -        Bylaws of Enron Corp. (Exhibit 3.04 to Post-Effective
                           Amendment No. 1 to Enron Corp.'s Registration
                           Statement on Form S-3 - File No. 33-60417).

           *3.5   -        Form of Series Designation for the Enron Convertible
                           Preferred Stock (Annex F to the Proxy
                           Statement/Prospectus included in Enron's Registration
                           Statement on Form S-4 - File No. 333-13791).

           *3.6   -        Form of Series Designation for the Enron 9.142%
                           Preferred Stock (Annex G to the Proxy
                           Statement/Prospectus included in Enron's Registration
                           Statement on Form S-4 - File No. 333-13791).

           *3.7   -        Form of Series Designation for the Enron Series A
                           Junior Voting Convertible Preferred Stock (Exhibit
                           3.07 to Enron's Registration Statement on Form S-3 -
                           File No. 333-44133).

           *3.8   -        Statement of Resolutions Establishing A Series of
                           Preferred Stock of Enron Corp. - Mandatorily
                           Convertible Single Reset Preferred Stock, Series A
                           (Exhibit 4.01 to Enron's Form 8-K filed on January
                           26, 1999).

           *3.9  -         Statement of Resolutions Establishing A Series of
                           Preferred Stock of Enron Corp. - Mandatorily
                           Convertible Single Reset Preferred Stock, Series B
                           (Exhibit 4.02 to Enron's Form 8-K filed on January
                           26, 1999).

           *4    -         Enron Corp. 1994 Stock Plan, as amended (Exhibit 4.3
                           to Enron Corp. Form S-8 Registration Statement No.
                           33-60821).

            5    -         Opinion of James V. Derrick, Jr., Esq., Senior Vice
                           President and General Counsel of Enron Corp.

           23.1  -         Consent of Arthur Andersen LLP.

           23.2  -         Consent of DeGolyer and MacNaughton.

           23.3  -         The consent of James V. Derrick, Jr., Esq., is
                           contained in his opinion filed as Exhibit 5 hereto.

           24    -         Powers of Attorney of certain directors of Enron
                           Corp.

------------------------------

*  Incorporated by reference as indicated.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of July, 1999.

                                ENRON CORP.


                                By:  /s/ RICHARD A. CAUSEY
                                     -------------------------------------------
                                     Richard A. Causey
                                     Senior Vice President and Chief Accounting,
                                     Information and Administrative Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment has been signed by the following persons in the capacities indicated and on the 1st day of July, 1999.


               Signature                                    Title
               ---------                                    -----
         /s/ KENNETH L. LAY                            Chairman of the Board,
----------------------------------------       Chief Executive Officer and Director
             Kenneth L. Lay                        (Principal Executive Officer)



        /s/ RICHARD A. CAUSEY                        Senior Vice President and
----------------------------------------          Chief Accounting, Information and
              Richard A. Causey                        Administrative Officer
                                                    (Principal Accounting Officer)


        /s/ ANDREW S. FASTOW                Senior Vice President and Chief Financial Officer
----------------------------------------             (Principal Financial Officer)
              Andrew S. Fastow


             ROBERT A. BELFER*                                 Director
----------------------------------------
              Robert A. Belfer


            NORMAN P. BLAKE, JR.*                              Director
----------------------------------------
            Norman P. Blake, Jr.


               RONNIE C. CHAN*                                 Director
----------------------------------------
               Ronnie C. Chan


              JOHN H. DUNCAN*                                  Director
----------------------------------------
               John H. Duncan


                JOE H. FOY*                                    Director
----------------------------------------
                 Joe H. Foy


              WENDY L. GRAMM*                                  Director
----------------------------------------
               Wendy L. Gramm


              KEN L. HARRISON*                                 Director
----------------------------------------
               Ken L. Harrison


            ROBERT K. JAEDICKE*                                Director
----------------------------------------
             Robert K. Jaedicke


           CHARLES A. LeMAISTRE*                               Director
----------------------------------------
            Charles A. LeMaistre


              JOHN MENDELSOHN*                                 Director
----------------------------------------
               John Mendelsohn


              JEROME J. MEYER*                                 Director
----------------------------------------
               Jerome J. Meyer


            JEFFREY K. SKILLING*                        Director, President and
----------------------------------------                Chief Operating Officer
             Jeffrey K. Skilling


               JOHN WAKEHAM *                                  Director
----------------------------------------
                John Wakeham


          HERBERT S. WINOKUR, JR. *                            Director
----------------------------------------
           Herbert S. Winokur, Jr.



*By:   /s/ REBECCA C. CARTER
    ------------------------------------
              Rebecca C. Carter
              Attorney-in-Fact

                                  EXHIBIT INDEX





          Exhibit          Description of Exhibit
          -------          ----------------------

           *3.1   -        Amended and Restated Articles of Incorporation of
                           Enron Corp. (Annex E to the Proxy
                           Statement/Prospectus included in Enron Corp.'s
                           Registration Statement on Form S-4 - File No.
                           333-13791).

           *3.2   -        Articles of Merger of Enron Oregon Corp., an Oregon
                           corporation, and Enron Corp., a Delaware corporation
                           (Exhibit 3.02 to Post-Effective Amendment No. 1 to
                           Enron Corp.'s Registration Statement on Form S-3 -
                           File No. 33-60417).

           *3.3   -        Articles of Merger of Enron Corp., an Oregon
                           corporation, and Portland General Corporation, an
                           Oregon corporation (Exhibit 3.03 to Post-Effective
                           Amendment No. 1 to Enron Corp.'s Registration
                           Statement on Form S-3 - File No. 33-60417).

           *3.4   -        Bylaws of Enron Corp. (Exhibit 3.04 to Post-Effective
                           Amendment No. 1 to Enron Corp.'s Registration
                           Statement on Form S-3 - File No. 33-60417).

           *3.5   -        Form of Series Designation for the Enron Convertible
                           Preferred Stock (Annex F to the Proxy
                           Statement/Prospectus included in Enron's Registration
                           Statement on Form S-4 - File No. 333-13791).

           *3.6   -        Form of Series Designation for the Enron 9.142%
                           Preferred Stock (Annex G to the Proxy
                           Statement/Prospectus included in Enron's Registration
                           Statement on Form S-4 - File No. 333-13791).

           *3.7   -        Form of Series Designation for the Enron Series A
                           Junior Voting Convertible Preferred Stock (Exhibit
                           3.07 to Enron's Registration Statement on Form S-3 -
                           File No. 333-44133).

           *3.8   -        Statement of Resolutions Establishing A Series of
                           Preferred Stock of Enron Corp. - Mandatorily
                           Convertible Single Reset Preferred Stock, Series A
                           (Exhibit 4.01 to Enron's Form 8-K filed on January
                           26, 1999).

           *3.9  -         Statement of Resolutions Establishing A Series of
                           Preferred Stock of Enron Corp. - Mandatorily
                           Convertible Single Reset Preferred Stock, Series B
                           (Exhibit 4.02 to Enron's Form 8-K filed on January
                           26, 1999).

           *4    -         Enron Corp. 1994 Stock Plan, as amended (Exhibit 4.3
                           to Enron Corp. Form S-8 Registration Statement No.
                           33-60821).

            5    -         Opinion of James V. Derrick, Jr., Esq., Senior Vice
                           President and General Counsel of Enron Corp.

           23.1  -         Consent of Arthur Andersen LLP.

           23.2  -         Consent of DeGolyer and MacNaughton.

           23.3  -         The consent of James V. Derrick, Jr., Esq., is
                           contained in his opinion filed as Exhibit 5 hereto.

           24    -         Powers of Attorney of certain directors of Enron
                           Corp.


---------------------------
*  Incorporated by reference as indicated.